INSTRUCTIVISION, INC.
                      P.O.Box 2004,   16 Chapin Road
                            Pine Brook NJ 07058


The following notification was forwarded to registered holders of common stock of Instructivision, Inc., as of March 1, 2002.



March 10, 2002


To the Shareholders of Instructivision, Inc.:


     The Annual Meeting of the Shareholders of Instructivision, Inc. (hereinafter called the "Company") will be held at Instructivision, Inc., 16 Chapin Rd, Unit 904, Pine Brook NJ 07058 on Wednesday, April 24, 2002 at 2:30 PM for the purposes described below:

     The following items will be considered at the Annual Meeting:

1. To elect five (5) persons to serve on the Company's Board of Directors, who shall hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and shall have qualified.

     Management proposes to nominate to the Board of Directors the following individuals:

     Rosemary Comras          H. Dale Spaulding
     Robert Hetherington      John Sico Jr.
     Marcus Ruger

2. To confirm the appointment of Stanley J. Morin & Associates, P.C., as auditors of the Company for fiscal 2002.

3. To act upon such other matters as may properly come before the meeting.


SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 1, 2002 ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.


                                    By order of the Board of Directors

                                    Rosemary Comras
                                    President,
                                    Chairman of the Board

                            INFORMATION STATEMENT
                            INSTRUCTIVISION, INC.
                            16 Chapin Rd, P.O.Box 2004
                            Pine Brook NJ 07058

     This Statement is furnished to Shareholders by Instructivision, Inc. (hereinafter called the "Company") in accordance with the requirements of
Section 14 under the Securities Exchange Act of 1934, as amended, and Regulation 14C promulgated thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF:

     On March 1, 2002, the record date for Shareholders entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on April 24, 2002, the Company's outstanding voting securities consisted of 3,350,000 shares of Common Stock, par value $.001, each share of which is entitled to one vote. Cumulative voting is not permitted in the election of directors.

	The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2002, by
(i)each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and present directors; and (iii) directors and officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                     Amount and Nature of   Percentage of
Title of Class    Name and Address   Beneficial Ownership     Ownership
--------------    ----------------   --------------------   -------------
Common  Stock     Rosemary Comras          1,120,250              33.5%
                  8 Varick Way
                  Roseland NJ
Common Stock      Rosemary Comras(a)         975,000              29.1%
                  ITF Kevin Comras
                  and Joann Doniloski

                  H.Dale Spaulding                --                 --
                  Marcus C.Ruger                  --                 --
                  John Sico Jr.                   --                 --

Common Stock      Cosimo Tacopino (b)        257,145               7.7%
-------------------------------------------------------------------------
Officers and Directors as a group (III)    2,095,250	            62.7%

(a) Kevin Comras and Joann Doniloski are adult children of the late Jay Comras, a founder and former CEO. and received beneficial interest, while Rosemary Comras received voting powers. The trust agreement under which Rosemary Comras exercises voting power regarding the 975,000 shares terminates at the earlier of either her remarriage or on 8/2/2004, at which time the stock passes to such children.
(b) Aggregate number and percentage of common stock beneficially owned by Cosimo Tacopino and Erma Tacopino.

     There are no arrangements known to the Company, the operations of which may at a subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

     At the Annual Meeting of the Shareholders to be held on April 24, 2002, at 2:30 PM at 16 Chapin Rd, Pine Brook, New Jersey, five persons shall be elected to serve on the Company's Board of Directors. Management proposes to nominate Rosemary Comras, Robert Hetherington, Marcus Ruger, H.Dale Spaulding, and John Sico Jr. for election as Directors, each to hold office until the next Annual Meeting of the Shareholders or until their successors have been duly elected and qualified. Information concerning the five persons proposed to serve as directors is set forth below:

NAME                    AGE           POSITION
-----------------      -------       ----------------------
Rosemary Comras          61          President, Secretary/Treasurer and CEO
Richard Hetherington     70          Director
Marcus C.Ruger           70          Director
H.Dale Spaulding         62          Director
John Sico Jr.            56          Director

     All of the Directors of the Company are elected to serve until the next Annual Meeting of the shareholders or until their successors have been duly elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors preceding the next Annual Meeting of the shareholders or until their successors have been duly elected and qualified.

     Rosemary Comras was elected Chairperson of the Board of Directors on September 4, 1996 following the death of Jay Comras, a founder and former President and Chief Executive Officer of the Company. Mrs. Comras was Vice President, Secretary/Treasurer and a Director of the Company from 1985 to 1996 and was elected President of the Company on March 28, 1996. Mrs. Comras is the widow of Jay Comras.

     Robert Hetherington is being nominated by Management to fill a vacancy left by Jay Comras. Mr Hetherington is the Executive Vice President of Educational Options Inc, since 1996. If elected, Mr. Hetherington will devote only as much time to the affairs of the Company as is necessary to carry out his duties as a director, which is estimated to be a minimal amount of his time.

     Dr. Marcus C. Ruger has been a Director of the Company since March 1986. Dr. Ruger is a consultant to the Mountain Plains Regional Office of American College Testing (ACT). He was employed as Director of Assessment Services for ACT from 1986 to September 1995. Dr Ruger will continue to devote only as much time to the affairs of the Company as is necessary to carry out his duties as a director, which is estimated to be a minimal amount of his time.

     Dr. H. Dale Spaulding was appointed to the Board of Directors on January 21, 1998. Dr. Spaulding was employed as Principal of the Lampeter-Strasburg, Pennsylvania, Senior High School District from July 1973 to September 1997. From 1993 - 1996 he was a member of the Board of Directors of the International Confederation of Principals. Dr. Spaulding will devote only as much time to the affairs of the Company as is necessary to carry out his duties as a director, which is estimated to be a minimal amount of his time.

     Dr John Sico Jr. was appointed to the Board of Directors in 2000. He is employed by the Paterson NJ Public schools as Assistant Superintendent of Mathematics since January 2002. Previously he was employed as Mathematics Chairperson and K-12 District Supervisor for Paterson. He is also an adjunct professor at William Paterson University. Dr. Sico received a doctorial degree in Educational Leadership from University of Sarasota. He is the uthor of numerous mathematics text books and test preparation study material, and is the host of a weekly mathematics program on Paterson Cable TV. Dr. Sico will devote only as much time to the affairs of the Company as is necessary to carry out his duties as a director, which is estimated to be a minimal amount of his time.

INFORMATION CONCERNING THE BOARD OF DIRECTORS.

     The Board of Directors held three regularly scheduled board meetings during the fiscal year ended September 30, 2001. Each director attended all of the meetings, except Dr. Ruger who attended two meetings. The
Board does not currently have audit, compensation or nominating committees.

COMPENSATION OF DIRECTORS AND EXECTIVE OFFICERS

     The following table sets forth information relating to cash com-pensation paid by the Company during the fiscal year ended September 30, 2001 to the Company's Chief Executive Officer (no executive officer having received compensation in excess of $100,000 during the fiscal year).

Name                Fiscal Year      Salary      Other Compensation (1)
------------------  -----------      --------    ----------------------
Rosemary Comras,       2000          $83,400        $ 4,104
 CEO                   2001          $85,879        $ 4,104
(1) Compensation consist of reimbursement of health insurance premiums

     The Company has a three year employment agreement with Rosemary Comras, President and CEO, which commenced on September 1, 2000. Her current annual salary is $87,550. In addition, Ms. Comras receives a bonus of 2.5% of the Company's net profit before taxes.

     The Company may, in the future, offer disability insurance, re-imbursement of medical expenses and other benefits as may be authorized by the Board of Directors. Presently, all employees are eligible to receive company paid health insurance benefits. No retirement, pension, profit sharing or other similar program has been adopted by the Company. No surviving warrants, or stock options have been granted to any officer, director or other employee of the Company. However, such benefits may be adopted or options granted in the future, if they are authorized by the Board of Directors.

     Compensation of outside Directors:

     Outside directors receive $750 for each Board meeting attended and are reimbursed for the reasonable out-of-pocket expenses incurred by them in connection with the performance of their services as directors. In addition, outside board members receive a compensation of $100/hr for participating in committees and providing other services on behalf of the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT.

     Action is expected to be taken at the Annual Meeting of the Share-holders to confirm the appointment of Stanley J. Morin and Associates, P.C., as independent auditors of the Company for fiscal 2002. A representative of Stanley J. Morin and Associates, P.C. is expected to be present at the Annual Meeting of the Shareholders and will be provided with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

RIGHTS OF SHAREHOLDERS

     There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the Annual Meeting of the Shareholders.

OTHER BUSINESS

     The Board of Directors is not aware of any matter that will be presented at the meting for action on the part of shareowners other than those described herein.

FINANCIAL STATEMENTS

     Financial statements of the Company are contained in the Company's Annual Report for the fiscal year ended September 30, 2001, which is delivered to you herewith.



Pine Brook, New Jersey
March 10, 2002